When the Company files its amended and restated Certificate of Incorporation and completes a [100]-for-one stock split as described in note 2 of the notes to the consolidated financial statements of Financial Institutions, Inc. and subsidiaries, we will be in a position to issue the following Independent Auditors' Consent.



                                      /s/ KPMG LLP

Buffalo, New York
April 19, 1999


                          Independent Auditors' Consent


The Board of Directors and Shareholders
Financial Institutions, Inc.


We consent to the use of our independent auditors' report dated January 29, 1999, except for note 2, which is as of June __, 1999, on the consolidated statements of financial condition of Financial Institutions, Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998 included herein, and to the reference to our firm under the heading "Selected Consolidated Financial Data" and "Experts" in the prospectus.




Buffalo, New York
June ____, 1999